SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: May 14, 2007
(Date of earliest event reported)

VERSADIAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28195	11-3535204
(State or other	(Commission File	(IRS Employer
jurisdiction of incorporation)	Number)	Identification No.)

305 Madison Avenue, New York, NY		10165
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code		(212) 986-0886

(Issuer’s telephone number)

_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c)

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of Registrant

(a)
In a Report on Form 8-K dated September 29, 2006, the Registrant reported that its wholly owned subsidiary Innopump, Inc. received $700,000 from a consumer products company in exchange for Registrant’s undertaking to deliver pre-production samples of a specially designed dual chamber dispensing pump and to fund pre-production tooling and mold expenses. If the samples did not satisfy the consumer product’s company’s requirements, there was no obligation on Registrant to repay the advance.

The Registrant has been advised by the consumer products company that its pre-production samples have met the consumer product company’s requirements and in conjunction therewith Registrant received an additional $1,000,000 from the consumer products company to fund pre-production tooling and mold expenses.

The Registrant anticipates that it will enter into an exclusive supply relationship with the consumer products company having a term in excess of one year, and that pursuant to a credit memo the Registrant will repay the advances solely as a reduction in price for each specially designed dual chamber dispensing pump sold to the consumer products company.

Item 8.01	Other Events

See the information set forth in response to Item 2.03 (a) above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSADIAL, INC.

Date: May 18, 2007	By:	/s/ Geoffrey Donaldson
Geoffrey Donaldson
Chief Executive Officer